CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Representations and Warranties” and “Financial Highlights” in the Joint Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Lincoln Funds Trust.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated November 28, 2025, each included in Post-Effective Amendment No. 5 to the Registration Statement (Form N-1A), File No. 333-278528 of Lincoln Funds Trust, filed with the Securities and Exchange Commission, and each incorporated by reference into the Joint Proxy Statement/Prospectus and Statement of Additional information included in this Registration Statement.

We also consent to the incorporation by reference of our reports dated September 18, 2026, with respect to the financial statements and financial highlights of Lincoln Inflation Plus Fund and Lincoln U.S. Equity Income Maximizer Fund (two of the series constituting the Lincoln Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended July 31, 2026, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

October 1, 2026